Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

National Media Contact:

Matt Maurel

matt.maurel@anthonybarnum.com

512.387.3604

Trade Media Contact:

Doug Siefkes

siefkes@siefkespetit.com

425-392-2611

Investor Relations:

Liolios Group

Cody Slach or Sean Mansouri

Tel 1-949-574-3860

DSKE@liolios.com

Daseke Names Bharat Mahajan Chief Financial Officer

ADDISON, Texas – July 2, 2018 – Daseke Inc., (NASDAQ: DSKE) (NASDAQ: DSKEW), the largest flatbed, specialized transportation and logistics solutions company in North America, today announced the appointment of  Bharat Mahajan as the company’s new chief financial officer. Mahajan will assume the role of CFO from Scott Wheeler, who was named Daseke’s president earlier this year.

Mahajan previously served as CFO for Aveda Transportation and Energy Services, which merged with Daseke in June. Mahajan, who will work at Daseke’s Dallas-area headquarters, brings the company a wealth of knowledge and experience.

“As a leader of the financial team of a publicly-traded transportation company, Bharat has a proven record of helping businesses grow while maximizing profitability,” said Don Daseke, company CEO and chairman.

“We are very pleased to bring Bharat on as our new CFO,” added Wheeler. “Bharat did an impressive job while at Aveda. His work is of the highest caliber, and our values are closely aligned -- he believes in building teams that make the whole organization better. He’s a perfect fit to help us achieve our vision of continued growth as a leading consolidator and North America’s largest owner of flatbed and specialized transportation capacity.”

“I’ve watched Daseke for some time,” said Mahajan. “The honesty, integrity and transparency are very apparent with Don Daseke, Scott Wheeler and the rest of the Daseke team. It’s very synergetic with the way I’ve always approached business and financial propositions. I look forward to continuing a positive people-culture for the Daseke financial team in our work with the operating companies, as well as with our external stakeholders.”

Mahajan’s track record at Aveda included leading a team that negotiated with, acquired and successfully integrated six companies. He also helped raise revenue by eightfold between early 2016 and early 2018.

“Bharat impressed us from Day One and is a strong fit with our company culture,” Daseke said. “He’s a rising star in the financial world and has accomplished so much so soon. His strong background and focus on people first will enable him to do great things at Daseke.”

About Daseke Inc.

Daseke Inc. is a leading consolidator and the largest owner of flatbed and specialized transportation and logistics capacity in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, more than 5,500 tractors, more than 11,500 flatbed and specialized trailers, and million-plus square feet of industrial warehousing space. Daseke is uniquely positioned as the largest carrier, yet has only a small percent market share, of the highly fragmented flatbed and specialized transportation market. For more information, please visit www.daseke.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information are forward-looking statements. Forward-looking statements, including those with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Daseke, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, Daseke’s ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in Daseke’s existing and future debt agreements, increases in interest rates, the impact of governmental regulations and other governmental actions related to Daseke and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, the Annual Report on Form 10-K for the year ended December 31, 2017, particularly the section “Risk Factors.” You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Daseke undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Daseke Inc.